UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
August 7, 2012 (July 31, 2012)

BREITBURN ENERGY PARTNERS L.P.
(Exact name of Registrant as specified in its charter)

Delaware	001-33055	74-3169953
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

515 South Flower Street, Suite 4800
Los Angeles, CA 90071
(Address of principal executive office)

(213) 225-5900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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8.01  Other Events.

2013 Annual Meeting

On July 31, 2012, the Board of Directors (the “Board”) of BreitBurn GP, LLC, the general partner of the Partnership (the “General Partner”) determined that the 2013 Annual Meeting of the Limited Partners of the Partnership (the “2013 Annual Meeting”) will be held on June 19, 2013 at a time and location in Los Angeles, California to be determined by the authorized officers of the General Partner and specified in the proxy statement for the 2013 Annual Meeting.

Nomination Period for the 2012 Annual Meeting

In accordance with the provisions of Section 13.4(b)(vi)(A)(2) of the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of October 10, 2006, as amended (as so amended, the “LP Agreement”), the Board of the General Partner has determined that for purposes of the 2013 Annual Meeting, a Limited Partner’s notice of nominations of persons for election to the Board of the General Partner will be considered timely if such notice is delivered to the General Partner not later than the close of business on March 23, 2013, nor earlier than the close of business on February 21, 2013.

 Record Date for the 2013 Annual Meeting

The Board of the General Partner has established the close of business on April 25, 2013 as the record date for the determination of the Limited Partners entitled to receive notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BREITBURN ENERGY PARTNERS L.P.

	By:	BreitBurn GP, LLC,
its general partner

Date: August 7, 2012	By:	/s/ Gregory C. Brown
Gregory C. Brown
Executive Vice President and General Counsel

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